Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146595, 333-261872 and 333-207626) of Uwharrie Capital Corp of our report dated March 8, 2023, with respect to the consolidated financial statements of Uwharrie Capital Corp, included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Asheville, North Carolina

March 8, 2023